UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2009

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On December 1, 2009, the Board of Directors of Alexion Pharmaceuticals, Inc. appointed William R. Keller as a director of Alexion, effective immediately. Mr. Keller is the founder and General Manager of Keller Pharma Consultancy, a pharmaceutical consulting firm in China. He is also a senior consultant to the Shanghai Foreign Investment Development Board and the Deputy General Manager of Zhangjiang Biotech & Pharmaceutical Base Development Co., Ltd. Mr. Keller will serve as a member of the Compensation Committee and the Nominating and Governance Committee.

There are no transactions and no proposed transactions between Mr. Keller (or any member of his immediate family) and Alexion (or any of its subsidiaries), and there is no arrangement or understanding between Mr. Keller and any other person or entity pursuant to which Mr. Keller was appointed as a director of Alexion.

As an Alexion director, Mr. Keller is entitled to receive an annual cash retainer of $57,000, which will be prorated for fiscal year 2009. Upon his election, Mr. Keller received a grant of stock options to purchase 5,620 shares of Alexion’s common stock, having an exercise price of $46.10, the closing price of Alexion’s common stock on the grant date of December 1, 2009. The inaugural options vest in three equal annual installments over three years. Further, in accordance with Alexion’s director compensation policy, Mr. Keller is entitled to receive a restricted stock award having a value of $183,000 based on the sixty day trailing average market price of Alexion’s common stock, awarded in January of each year and vesting on the first anniversary of the grant date; and a grant of stock options to purchase shares of common stock having a value equivalent to $122,000 calculated using the Black-Scholes model, typically granted upon re-election to the Board in May. Each such stock option has an exercise price equal to the closing price of the stock on the grant date and vests in four equal quarterly installments over one year.

A copy of the press release announcing Mr. Keller’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Items

On December 2, 2009, Alexion announced the status of the regulatory review and approval of its Rhode Island manufacturing facility as a second source of supply for Soliris® (eculizumab). A copy of the press release announcing the update is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by Alexion Pharmaceuticals, Inc. on December 1, 2009 announcing the appointment of Mr. William R. Keller to the Board of Directors.

99.2	Press Release issued by Alexion Pharmaceuticals, Inc. on December 2, 2009 announcing the status of the review and approval of the Rhode Island manufacturing facility as a second source of supply.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

	By:	/S/ THOMAS I.H. DUBIN
Date: December 2, 2009	Name:	Thomas I. H. Dubin
	Title:	Senior Vice President and General Counsel